EXHIBIT 99.1

Aethlon Medical Note:  Fiscal Year Revenue Guidance

SAN DIEGO – May 3, 2012 – Aethlon Medical, Inc. (OTCBB: AEMD), today released the following note authored by its Chairman and CEO, Jim Joyce.

On May 19th of last year, we introduced and began marketing the Aethlon ADAPT™ system, a technology platform that converges the capabilities of plasma membrane technology and affinity drug mechanisms.  Our Aethlon ADAPT™ system provides a foundation to create a pipeline of device-based therapies that selectively target disease-enhancing particles from the entire circulatory system.  On October 3rd, 2011, we disclosed our first success in marketing the Aethlon ADAPT™ system, a $6.8 million multi-year contract from the Defense Advanced Projects Agency (DARPA) that has since transitioned us from a development-stage to revenue stage organization.  Under this contract, our tasks include the development of a dialysis-like device to prevent sepsis, a fatal bloodstream infection that is often the cause of death in combat-injured soldiers.  As a courtesy to shareholders and other interested parties, the purpose of this note is to provide revenue guidance for our March 31, 2012 fiscal year end.  As a result of achieving five contract milestones between October 1, 2011 and March 31, 2012, we expect to recognize approximately $1,350,000 in contract revenue.  We also recorded our first sale of research diagnostic tools during the fiscal year, which will have a minimal effect on revenue reporting.

About Aethlon Medical

The Aethlon Medical mission is to create innovative medical devices that address unmet medical needs in cancer, infectious disease, and other life-threatening conditions. Our Aethlon ADAPT™ System is a revenue-stage technology platform that provides the basis for a new class of therapeutics that target the selective removal of disease enabling particles from the entire circulatory system. The Aethlon ADAPT™ product pipeline includes the Aethlon Hemopurifier® to address infectious disease and cancer; HER2osome™ to target HER2+ breast cancer, and a medical device being developed under a contract with DARPA that would reduce the incidence of sepsis in combat-injured soldiers and civilians. For more information, please visit www.aethlonmedical.com.

All financial disclosures, anticipated revenue recognition amounts and other information related to the financial results and operations of the Company set forth above are unaudited and are subject to year-end audit adjustments and footnote disclosures. The Company has not completed its fiscal year audit and the revenue guidance provided herein should be regarded as preliminary.  The foregoing fiscal year-end revenue guidance should not be construed as a projection of future revenue activities during any period of fiscal year 2013. Future revenue of the Company, if any, may differ materially from that set forth above.

Certain statements herein may be forward-looking and involve risks and uncertainties. Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Aethlon Medical, Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such potential risks and uncertainties include, without limitation, that the FDA will not approve the initiation of the Company's clinical programs or provide market clearance of the company's products, future human studies of the Aethlon ADPAT™ system or the Aethlon Hemopurifier® as an adjunct therapy to improve patient responsiveness to established cancer therapies, the Company's ability to raise capital when needed, the Company's ability to complete the development of its planned products, the Company's ability to manufacture its products either internally or through outside companies and provide its services, the impact of government regulations, patent protection on the Company's proprietary technology, product liability exposure, uncertainty of market acceptance, competition, technological change, and other risk factors. In such instances, actual results could differ materially as a result of a variety of factors, including the risks associated with the effect of changing economic conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contacts:

James A. Joyce
Chairman and CEO
858.459.7800 x301
jj@aethlonmedical.com

Jim Frakes
Chief Financial Officer
858.459.7800 x300
jfrakes@aethlonmedical.com

Marc Robins
877.276.2467
mr@aethlonmedical.com